EXHIBIT 99.1
CORPORATE INCENTIVE PLAN
U.S. BASED EMPLOYEES
1.	The Plan
The Corporate Incentive Plan (“Incentive Plan” or “CIP”) of Fuel Tech, Inc. a Delaware corporation, including its wholly owned subsidiaries (the “Company”), is designed to provide employees with financial incentives based on both assessed individual performance as well as company financial results. Company financial results will be measured in terms of EBIT, Revenues and Air Pollution Control (APC) segment backlog (“APC Backlog” or “Backlog”). The Plan is an annual bonus plan based on successive fiscal year performance periods commencing January 1, 2009, with payouts based on each fiscal year’s performance.
2.	Plan Supersedes All Prior Incentive Compensation Programs
Except for the Sales Group Commission Plans (as that term is defined below) and the Company’s “Fuel Tech, Inc. Incentive Plan,” as amended, this CIP supersedes and replaces all prior incentive compensation programs for all regular, full-time and part-time U.S. based employees of the Company and its wholly owned subsidiaries.
3.	Eligibility
Subject to the exceptions stated below, all regular, full-time and part-time U.S. based employees of the Company and its wholly owned subsidiaries are eligible to participate in this Incentive Plan, as it may be amended or modified from time to time.
The Sales Group (as that term is defined below) is not eligible to participate in the Incentive Plan. Also ineligible, is any employee who has agreed to ineligibility via a separate written agreement with the Company.
The “Sales Group” means those United States or Canada employees of the Company whom the Company selects to participate in the Company’s then current FUEL CHEM Sales Commission Plan or APC Sales Commission Plan (collectively, the “Sales Group Commission Plans”).
Eligible employees must be employed on the last day of a fiscal year (December 31) in order to be eligible for a payout under the Incentive Plan based on that fiscal year’s performance. No amounts will be deemed earned or payable under the Incentive Plan by any employee whose employment with the Company ends on or before the last day of the fiscal year. An Eligible Employee deemed to be eligible for a payout in accordance with the provisions of the Incentive Plan for a given fiscal year, need not be employed on the day of a bonus payout under this Incentive Plan for such fiscal year in order to be eligible for the payout.
Notwithstanding the preceding paragraph, if, during a fiscal year in which the Incentive Plan is in effect, an Eligible Employee’s employment with the Company is involuntarily terminated: (a) not for cause by the Company, or (b) on account of the Eligible Employee’s death, or (c) on account of the Eligible Employee’s disability (as that term is defined below), then to the extent and at the time the Company determines there shall be a payout for that fiscal year under the Incentive Plan, the affected Eligible Employee shall be eligible for a pro rata Incentive Plan payment (or, in the case of death, to that employee’s estate) in accordance with the applicable calculations of Section 4, “Incentive Plan Payouts” and subject to all the other provisions of the Incentive Plan. However, for such pro rata payment calculations, only the normal employee wages, excluding bonuses or severance payments, paid by the Company to the affected employee through that employee’s separation date from the Company shall be used in such pro rata payment calculations.
“Disability” means that the Eligible Employee, after exhausting any applicable leave available under the Company’s policies, is unable because of physical or mental condition to perform the essential functions of the Employee’s position, with or without a reasonable accommodation.
4.	Incentive Plan Payouts
Incentive Plan payouts are based on Company and individual performance. An “Incentive Pool” is created based on the Company’s performance during the fiscal year. The amounts in the Incentive Pool are then allocated among employee groups in specified percentages. The individual members of each employee group are then awarded a portion of their group’s allocation of the Incentive Pool on or about March 15 in the year following the fiscal year earned. The methodology for calculating Incentive Plan payouts is more fully described below. Amounts shall be paid no later than the 15th day of the third month following the end of the Eligible Employee’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture.
(a.)	Establishing an Incentive Pool Based on Company Performance
A percentage of EBIT is set aside in an Incentive Pool with respect to each fiscal year to provide for bonus payments under this Incentive Plan based on performance in the following three categories: (i) EBIT, (ii) Revenue and (iii) APC backlog. The percentage of EBIT that is set aside based on the Company’s achievement of financial targets for each of these three categories shall be determined by the Committee after consideration of the recommendations of the Company’s Chief Executive Officer.

No amounts shall be payable under this Incentive Plan for any fiscal year unless the Company has achieved the established minimum threshold of EBIT for such fiscal year. Accordingly, if the Company’s financial performance for the fiscal year falls below the established minimum threshold of EBIT, there is no payout under the Incentive Plan of any kind, regardless of the annual Revenue or year-end APC Backlog amounts. Once the minimum EBIT threshold is met, EBIT contribution from the Revenue and APC Backlog accomplishments are added into the Incentive Pool to the extent, if any, that the applicable performance thresholds have been met.
Once the Company’s minimum threshold of EBIT is met, the percentage of EBIT set aside in the Incentive Pool for each performance category rises proportionally based on actual Company performance using the guidelines established by the Committee.
(b.)	Allocating the Incentive Pool Among Employee Groups
The money in the Incentive Pool with respect to each fiscal year shall be allocated among three employee groups: (1) Officers, (2) MBO Employees and (3) the Core Group. The Core Group shall consist of all Eligible Employees who have not been expressly designated by the Company to participate in either the Officer or the MBO Employee groups.
The percentage values established for each employee group are reviewed and modified for each fiscal year. The allocation percentages are determined with the intention of allowing each employee in the Officer and MBO Employee groups to attain his or her target payout, and to allow employees in the Core Group to participate in Company profitability, however, only if the Company as a whole attains the required results established for the fiscal year.
(c.)	Rewarding Individual Performance
The manner in which funds from the Incentive Pool are allocated among individual employees depends on the employee group (Officer, MBO Employee, or Core) of which the individual is a member. The methods of allocation for each employee group are as follows:
(i)	Officer and MBO Employee Groups
For the Officer and MBO Employee participants, the individual payouts from their portion of the Incentive Pool will be determined by (A) the percentage achievement of their personal goals as established for the fiscal year, plus (B) their teamwork in helping achieve the overall corporate results. More specifically, each employee in the Officer and MBO Employee groups is assigned a target payout percentage. At the end of each fiscal year, each employee’s performance is reviewed relative to the goals that were established for the employee and relative to that employee’s level of participation in achieving overall corporate goals. Based on this review, an employee may achieve anywhere from 0% to 200% of his or her target payout percentage.
(ii)	Core Group
For the Core Group of employees, payouts under this Incentive Plan will be determined by dividing their annual compensation by the compensation of all others in that group. This calculation determines the percentage of the pool dollars for that group allocated to the employee. Annual compensation for exempt employees includes base salary. Annual compensation for non-exempt employees includes pay for regular time plus overtime pay. This process will automatically prorate employees who join the Company or one of its wholly owned subsidiaries throughout the year.
5.	Definitions of Key Terms
(a.)	APC Backlog
For purposes of this Incentive Plan, the term “APC Backlog” refers generally to revenue to which the Company has a legally binding, contractual right, and which is associated with its APC product line, and that has not yet been recognized in the Company’s profit and loss statement, but shall be as determined by the Company, in its sole discretion.
(b.)	Committee
The term “Committee” as used in this Incentive Plan means the Compensation & Nominating Committee of the Company’s Board of Directors or such other Committee as may from time to time succeed to or perform the functions of that Committee.
(c.)	EBIT
For purposes of this Incentive Plan, the term “EBIT” refers generally to earnings before interest expense, taxes, profit sharing plan contributions, sales commissions and incentive pay, but shall be as determined by the Company, in its sole discretion, with the assistance of its accountants.
(d.)	Eligible Employee
The term “Eligible Employee” means a regular full-time or part-time employee of Fuel Tech, Inc. or one of its wholly owned subsidiaries that is eligible to participate in this Incentive Plan in accordance with Paragraph 3 above.

(e.)	MBO Employee
As used in this Incentive Plan, the term “MBO Employee” refers to an employee who for the then current fiscal year or portion thereof, as applicable, has been categorized to be a participant in the MBO pool by the Company, in its sole discretion.
(f.)	Revenue
For purposes of this Incentive Plan, the term “Revenue” refers to the Company’s net sales, but shall be as determined by the Company, in its sole discretion.
6.	Other Conditions
(a.)	No Alienation of Awards
Payouts under this Incentive Plan may not be assigned or alienated, except that payouts earned and payable may be assigned under the laws of descent and distribution of the employee’s domicile.
(b.)	No Right of Employment
Neither the Incentive Plan nor any action taken under the Incentive Plan shall be construed, expressly or by implication, as either giving to any participant the right to be retained in the employ of the Company or any affiliate, or altering or limiting the employment-at-will relationship between the Company and any employee.
(c.)	Taxes, Withholding
The Company or any affiliate shall have the right to deduct from any payout under the Incentive Plan any applicable federal, state or local taxes or other amounts required by applicable law, rule, or regulation to be withheld with respect to such payment.
(d.)	Code Section 409A
The Incentive Plan is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
7.	Plan Administration; Effectiveness for any Fiscal Year
(a.)	Administration
The Incentive Plan shall be administered by or under the authority of the Committee which shall have the full discretionary power to administer and interpret this Incentive Plan and to establish rules for its administration.

(b.)	Effectiveness
The Incentive Plan will not be deemed effective for any fiscal year until such time, if any, as the determination of the Incentive Plan performance targets and Incentive Pool allocations contemplated by Sections 4(a) and (b) above have been released for communication to Incentive Plan participants which date shall be no later than March 15th of each fiscal year.
8.	Reservation of Rights, Governing Law, Contract Disclaimer
The Company reserves the right to amend or cancel the Incentive Plan in whole or in part at any time without notice. There can be no guaranty that the Incentive Plan will be in effect in any subsequent fiscal year. The Company also reserves the right to decide all questions and issues arising under the Incentive Plan and its decisions are final. The Incentive Plan shall be construed in accordance with and governed by the laws of the State of Illinois. The Incentive Plan is a statement of the Company’s intentions and does not constitute a guarantee that any particular Incentive Plan payment amount will be paid. It does not create a contractual relationship or any contractually enforceable rights between the Company or its wholly owned subsidiaries and the employee.